POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below nominates, constitutes and appoints Bruce N. Alpert, John C. Ball and Peter Goldstein as his true and lawful attorney-in-fact to execute and sign the Registration Statement on Form N-2 under the Securities Act of 1933 and the Investment Company Act of 1940 of The Gabelli Healthcare & WellnessRx Trust (the “Fund”), and all amendments and supplements thereto, and to file with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of the Fund, par value $0.001 per share, any and all exhibits and other documents requisite in connection therewith, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done and about the premises as fully to all intents and purposes as the Trustees themselves might or could do.

December 22, 2020

IN WITNESS WHEREOF, each of the undersigned Trustees have hereunto set their hand on the date first written above.

/s/ James P. Conn
James P. Conn

/s/ Vincent D. Enright
Vincent D. Enright

/s/ Mario J. Gabelli
Mario J. Gabelli

/s/ Jeffrey J. Jonas
Jeffrey J. Jonas

/s/ Robert C. Kolodny
Robert C. Kolodny

/s/ Kuni Nakamura
Kuni Nakamura

/s/ Anthonie C. van Ekris
Anthonie C. van Ekris

/s/ Salvatore J. Zizza
Salvatore J. Zizza